Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus Dated January 28, 2014)	File No. 333-193471

2,066,115 Common Shares
Warrants to purchase up to 1,033,058 Common Shares
________________________________________

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to investors 2,066,115 of units consisting our common shares (the “Shares”) and Warrants to purchase 1,033,058 common shares (the “Warrants”).  The Shares and Warrants will be sold together as a unit with a per unit purchase price of $2.42 consisting of one common share and the equivalent of a warrant to purchase one-half common share.  The exercise price of the Warrant issued in the offering as part of such unit will be $2.87 per share.  The Warrants will be exercisable by the holders at any time on or after the date of the closing of the offering and will expire on the third anniversary of the closing of the offering, subject to earlier termination if certain conditions are met.  The Common Shares issuable from time to time pursuant to the exercise of the Warrants are also being offered pursuant to this prospectus supplement and the accompanying base prospectus.  Unless otherwise indicated, reference to dollars in this prospectus supplement shall mean United States dollars.

Our common shares are listed on NYSE MKT under the symbol “ASM”.  On February 20, 2014, the last reported sale price of our common shares on NYSE MKT was $2.60 per share.  There is no established public trading market for the Warrants and we do not expect a market to develop.  In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.  The aggregate market value of our outstanding common shares held by non-affiliates was approximately $66,046,000, based on 30,157,643 common shares outstanding, of which 29,484,841 common shares were held by non-affiliates, and a per share price of $2.24 based on the closing sale price of our common share on February 14, 2014.  We have sold 2,540,709 common shares raising gross proceeds of $5,741,668 in an at-the-market offering pursuant to General Instruction I.B.6 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-4 of this prospectus supplement and any other risk factor included in our base prospectus and in the documents incorporated by reference into this prospectus supplement and base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Per Common Share underlying Warrants	Total
Public offering price	$2.42	---	$4,999,998
Placement agent’s fees	0.18	---	350,000
Proceeds, before expenses, to us	$2.24	---	$4,649,998
Public offering price for common shares underlying Warrants(1)		$2.87	$2,994,070
Total proceeds, before expenses, to us from the units and shares underlying Warrants			$7,644,068

(1)	Assumes all units offered pursuant to this prospectus supplement are sold.

We have retained Noble International Investments, Inc., doing business as Noble Capital Financial Markets to act as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but have agreed to use their commercially reasonable efforts to arrange for the sale of all of the units. We have agreed to pay the placement agent a cash fee of 7% of gross offering proceeds from the offering. See “Plan of Distribution” for more information regarding these arrangements. We expect that the delivery of the Shares and Warrants, that form the Units, being offered pursuant to this prospectus supplement will be made to investors on or about February 25, 2014.

The date of this prospectus supplement is February 21, 2014.

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLENT	S-1
PROSPECTUS SUMMARY	S-2
THE OFFERING	S-3
RISK FACTORS	S-4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-8
CAPITALIZATION AND INDEBTEDNESS	S-9
USE OF PROCEEDS	S-10
DILUTION	S-10
MARKET FOR OUR COMMON SHARES	S-11
EXCHANGE RATES	S-11
DESCRIPTION OF SECURITIES	S-12
PLAN OF DISTRIBUTION	S-14
EXPENSES	S-14
LEGAL MATTERS	S-16
EXPERTS	S-15
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-15
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-16

PROSPECTUS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATE OF MEASURED AND INDICATED MINERAL RESOURCES	1
ABOUT THIS PROSPECTUS	2
ABOUT AVINO SILVER & GOLD MINE LTD.	3
WHERE YOU CAN FIND ADDITIONAL INFORMATION	3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	4
RISK FACTORS	5
OFFER STATISTICS AND EXPECTED TIMETABLE	5
CAPITALIZATION	5
PRICE RANGE OF OUR SHARES	6
DESCRIPTION OF SECURITIES WE MAY OFFER	6
DESCRIPTION OF CAPITAL SHARES	7
DESCRIPTION OF WARRANTS	11
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF UNITS	16
USE OF PROCEEDS	17
PLAN OF DISTRIBUTION	17
MATERIAL CHANGES	19
LEGAL MATTERS	20
EXPERTS	20
ENFORCEABILITY OF CIVIL LIABILITIES	20

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process.  Under this shelf registration statement process, we may from time to time offer to sell up to $13,500,000 of our common shares (and associated common share purchase rights), warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities in one or more transactions.

We provide information to you about this offering of our common shares and warrants in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering of units of common shares and warrants; and (2) the accompanying base prospectus date January 28, 2014, included in our registration statement on Form F-3 (SEC File No. 333-193471), which provides general information regarding our common shares (and associated common share purchase rights), warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities and other information some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”  When we refer to this “prospectus,” we are referring to both this prospectus supplement and the base prospectus combined.

You should rely only on the information contained or incorporated by reference in this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Noble Financial Capital Markets has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

In this prospectus supplement, “we,” “us,” “our,” “the company,” and “Avino” refer to Avino Silver & Gold Mines Ltd. and its subsidiaries, unless the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement  and in the documents we incorporate by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus supplement and any related free writing prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-4, and any related free writing prospectus as well as the other documents that we incorporate by reference into this prospectus supplement including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Our Company

Avino Silver & Gold Mines Ltd. is an experienced, Vancouver based mining and exploration firm.  We believe  the company is one of the purest silver producers in the industry. Avino's mission is to create shareholder value through profitable growth at the historic Avino property which contains the San Gonzalo mine and Avino mine near Durango, Mexico. We are committed to managing all business activities in an environmentally responsible and cost-effective manner, while contributing to the well-being of the communities in which we operate.

Our Strategy

Over the next few years, we plan to continue to grow organically into a mid-tier silver producer.  We intend to achieve this goal by focusing the following key areas:

•
San Gonzalo mine (which commenced production the fourth quarter 2012) - Increase profitable mining operations at the San Gonzalo mine and improve operating efficiencies. We also intend to conduct underground exploration;

•	Avino mine - Develop the Avino mine for mineral production to commence in 2014 and to continue to process existing surface stockpiles;

•	Tailings - Continue to review and develop plans to process the oxide tailings resource left from our past milling operations; and

•	Exploration - Continue to explore regional targets on the property and consider acquisition opportunities.

Corporate Information

We were incorporated by Memorandum of Association under the laws of the Province of British Columbia on May 15, 1968, and on August 22, 1969, by virtue of an amalgamation with Ace Mining Company Ltd., became a public company whose common shares are registered under the United States Securities Exchange Act of 1934, as amended, and changed its name to Avino Mines & Resources Limited.  On April 12, 1995, we changed our corporate name to International Avino Mines Ltd. and effected a reverse stock split of one common share for every five common shares outstanding.  On August 29, 1997, we changed our corporate name to Avino Silver & Gold Mines Ltd. to better reflect our business of exploring for and mining silver and gold.  Our principal executive office is located at Suite 900, 570 Granville Street, Vancouver, British Columbia, V6C 3P1 Canada.

THE OFFERING

Securities offered by us
2,066,115 shares of common shares

Warrants to purchase up to 1,033,058 shares of common shares at an exercise price of $2.87 per share. The Warrants will be exercisable by the holders at any time following the date of the closing of the offering and will expire on the third anniversary of the closing of the offering subject to earlier termination if the VWAP of a common share exceeds $6.85 for 20 consecutive trading days.

Common shares to be outstanding after this offering	32,223,758 shares(1)
Placement Agent’s Fees	At the closing, we will pay the placement agent 7% of the gross proceeds of the offering as compensation for their services in connection with this offering.
Use of Proceeds
We currently intend to use the net proceeds of this offering for advancing the development of the Avino mine and its operations and production and working capital.  See ‘‘Use of Proceeds’’ on page S-10 of this prospectus supplement.

Risk Factors
Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page S-4 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

Common Shares NYSE MKT symbol
ASM

There is no established public trading market for the Warrants and we do not expect a market to develop.  In addition, we do not intend to apply for listing of the Warrants on NYSE MKT or on any other national securities exchange.

(1)
The number of common shares to be outstanding immediately after this offering as shown above is based on 30,157,643 common shares outstanding as of February 20, 2014, and assumes the sale of all units being offered pursuant to this prospectus supplement.  Unless otherwise indicated, the number of common shares presented in this prospectus supplement excludes (i) 2,504,857 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $ 1.16 per share; and (ii) 510,907 common shares available for future grant or issuance pursuant to our stock plans.

Unless otherwise indicated, this prospectus supplement assumes the sale of the maximum number of units offered hereunder.

RISK FACTORS

Investment in our common shares involves risks. Before deciding whether to invest in our common shares, you should consider carefully the risk factors discussed below and those contained in “Part I. Item 3. Key Information – D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, as filed with the SEC on May 14, 2013, and as amended on November 19, 2013, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC.  If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected.  This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Factors

Our management will have broad discretion over the use of any net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of common shares in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Avino.

We will be required to raise additional capital to mine our properties.

We are currently focusing on further defining an effective plan to mine our San Gonzalo ore body.  Although we recently began mining operations at the San Gonzalo mine, we will still be required to raise capital to further develop the San Gonzalo mine.  Our ability to raise funds will depend on several factors, including, but not limited to, current economic conditions, our perceived value for our properties, our prospects, metal prices, businesses competing for financing and our financial condition. There can be no assurance that we will be able to raise funds, or to raise funds on commercially reasonable terms.  Historically, we have raised funds through equity financing and the exercise of options and warrants.  The raising of capital may have a dilutive effect on our per share book value.

We have only recently become profitable and no assurances can be given we will continue to be profitable in the future.

We began production at the San Gonzalo mine during the fourth quarter 2012 and for the nine months ended September 30, 2013, we earned net income of Cdn$ 2,473,974.  Prior to calendar 2013, we had not been profitable.  There is no assurance that our operations will continue to be profitable in the future.

As of December 31, 2012, our internal control over financial reporting were ineffective, and if we continue to fail to improve such controls and procedures, investors could lose confidence in our financial and other reports, the price of our common shares may decline, and we may be subject to increased risks and liabilities.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that we include a report of our management on our internal control over financial reporting.  We are also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures.  For the year ended December 31, 2012, our management has concluded that our disclosure controls and procedures and internal control over financial reporting were ineffective due to the following material weaknesses: (i) inadequate segregation of duties and effective risk assessment; (ii) insufficient written policies and procedures for accounting, financial reporting and corporate governance; and (iii) insufficient disaster recovery plans.  To remediate such weaknesses, we plan to implement the following changes: (i) address inadequate segregation of duties and ineffective risk management; (ii) adopt sufficient written policies and procedures for accounting, financial reporting and corporate governance; and (iii) implement a disaster recovery plan.  If we cannot effectively and efficiently improve our controls and procedures, we could suffer material misstatements in our financial statements and other information we report and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial and other information. This could lead to a decline in the trading price of our common shares.

You may experience an immediate and substantial dilution in the offering price of the common shares you purchased in the offering.

The offering price per share in this offering will exceed the pro forma net tangible book value per share of our outstanding common shares prior to this offering.  Assuming that an aggregate of 2,066,155 common shares are sold at a price of $2.42 per share for aggregate gross proceeds of approximately $5.0 million and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.33 per share, representing the difference between the offering price of $2.42 per share and our as adjusted pro forma net tangible book value per share of $1.09 as of September 30, 2013 after giving effect to this offering at the assumed offering price and our recently completed at-the-market offering. The exercise of outstanding stock options may result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have no proven or probable reserves and our decision to commence commercial production is not based on a study demonstrating economic recovery of any mineral reserves and is therefore inherently risky.

We have not established the presence of any proven or probable mineral reserves, as defined by the SEC, at any of our properties. Under Guide 7, the SEC has defined a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Any mineralized material discovered or produced by us should not be considered proven or probable reserves.

In order to demonstrate the existence of proven or probable reserves, it would be necessary for us to perform additional exploration to demonstrate the existence of sufficient mineralized material with satisfactory continuity and obtain a positive feasibility study which demonstrates with reasonable certainty that the deposit can be economically and legally extracted and produced. We have not completed a feasibility study with regard to all or a portion of any of our properties to date. Since we commenced commercial production of mineralized material at the San Gonzalo mine without a feasibility study, there is inherent uncertainty as to whether the mineralized material can be economically produced or if so, for what period of time. The absence of proven or probable reserves makes it more likely that our properties may cease to be profitable and that the money we spend on exploration and development may never be recovered.

We have decided to begin production at the San Gonzalo mine without preparing a pre-feasibility study or bankable feasibility study which may subject us to more risks.

We have decided to begin production at the San Gonzalo mine without preparing a pre-feasibility study or bankable feasibility study which is a more common practice within the mining industry and therefore may subject us to more business risks.  Our decision to begin production at the San Gonzalo mine was based on limited prior historical information, bulk sample drilling programs, small pilot plant and bench scale testing.  Therefore our decision to begin production at the San Gonzalo mine was based on limited information which may or may not be representative of information regarding the mine had we otherwise prepare a more comprehensive study.  In addition, basing our decision to begin production on limited information may make us susceptible to risks including:

•	certain difficulties in obtaining expected metallurgical recoveries when scaling up to production scale from pilot plant scale;
•	the preliminary nature of mine plans and processing concepts and applying them to full scale production;
•	determining operating/capital costs estimates and possible variance associated with constructing, commissioning and operating the San Gonzalo facilities based on limited information;
•	that metallurgical flow sheets and recoveries are in development and may not be representative of results of the San Gonzalo mine; and
•	that we may under estimate capital and operating costs without a comprehensive bankable feasibility study.

The mining industry is highly speculative and involves substantial risks.

Even when mining is conducted on properties known to contain significant quantities of mineral deposits, it is generally accepted in the mining industry that most exploration projects do not result in the discovery of mineable deposits of ore that can be extracted in a commercially economical manner.  There may be limited availability of water, which is essential to milling operations, and interruptions may be caused by adverse weather conditions.  Operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls.  Mining activities are subject to substantial operating hazards, some of which are not insurable or may not be insured for economic reasons.

The commercial quantities of ore cannot be accurately predicted.  Whether an ore body will be commercially viable depends on a number of factors including the particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as mineral prices and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in a mineral deposit being unprofitable.

There are no assurances that we can produce minerals on a commercially viable basis.  Our ability to generate revenue and profit is expected to occur through exploration of its existing properties as well as through acquisitions of interests in new properties.  Substantial expenditures will be incurred in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations.  The economic feasibility of a project depends on numerous factors, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to refining facilities, and the market price of the minerals at the time of sale.  There is no assurance that existing or future exploration programs or acquisitions will result in the identification of deposits that can be mined profitably.

Metal market prices are highly speculative and volatile.

The market price for metals is highly speculative and volatile. Instability and a potential decrease in metal prices such as silver will adversely our revenues, the operation of our mining properties and the further development of and production of such properties.

Sales of a significant number of common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a substantial number of common shares in the public markets could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practices Act (the “FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business.  It is our policy to implement safeguards to discourage these practices by our employees; however, our existing safeguards and any future improvements may prove to be less than effective and our employees, consultants, sales agents or distributors may engage in conduct for which we might be held responsible.  Violations of the FCPA may result in severe criminal or civil sanctions and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

The Validity to the Title to Our Mining Properties May Be Challenged

The validity of mining or exploration titles or claims or rights, which constitute most of our property holdings, can be uncertain and may be contested.  We have has used are reasonable commercial efforts to investigate its title or claims to our various properties, however, no assurance can be given that applicable governments will not revoke or significantly alter the conditions of the applicable exploration and mining titles or claims and that such exploration and mining titles or claims will not be challenged or impugned by third parties.  We operate in countries with developing mining laws and changes in such laws could materially impact our rights to our various properties or interests therein.

Although we have obtained title opinions for our material properties, there is no guarantee that title to such properties will not be challenged or impugned. Our properties may be subject to prior unregistered liens, agreements or transfers, native land claims or undetected title defects.

In Mexico legal rights applicable to mining concessions are different and separate from legal rights applicable to surface lands; accordingly, title holders of mining concessions must agree with surface land owners on compensation in respect of mining activities conducted on such land.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our common shares must come from increases in the fair market value and trading price of our common shares.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our common shares must come from increases in the fair market value and trading price of our common shares.

Certain provisions of organizational documents may discourage takeovers and business combinations that our shareholders may consider in their best interests, which could negatively affect our stock price.

Certain provisions of our Articles of Incorporation (“Articles”) may have the effect of delaying or preventing a change in control of our Company or deterring tender offers for our common shares that other shareholders may consider in their best interests.  In addition, our board of directors has adopted a shareholder rights plan, or “poison pill,” which has the effect of making it more difficult for a person to acquire control of our company in a transaction which is not a “Permitted Bid” (as defined therein), or not approved by our board of directors.

Our Articles authorizes us to issue an unlimited number of common shares.  Shareholder approval is not necessary to issue our common shares.  Issuance of these common shares could have the effect of making it more difficult and more expensive for a person or group to acquire control of us, and could effectively be used as an anti-takeover device.

Our Articles provide for an advance notice procedure for shareholders to nominate director candidates for election or to bring business before an annual meeting of shareholders, including proposed nominations of persons for election to our board of directors, and require that special meetings of shareholders be called by the board or shareholders who hold at least 5% of the total issued and outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect our current view about future plans, intentions or expectations. These forward-looking statements may be included herein or incorporated by reference in this prospectus supplement and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement are set forth in this prospectus supplement under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus supplement under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

The table below set forth our capitalization and indebtedness as of September 30, 2013.

•	on an actual basis;
•	on an as adjusted basis reflecting the sale of 2,540,709 common shares in an at-the-marketing offering during the month of February 2014 raising estimated net proceeds of $5,444,418; and
•
on an as adjusted basis reflecting (i) the sale of 2,540,709 common shares in an at-the-marketing offering during the month of February 2014 raising estimated net proceeds of $5,444,418 and (ii) assuming that an aggregate of 2,066,115 common shares are sold at a price of $2.42 per share for aggregate gross proceeds of $4,999,998 less commissions of $350,000 and estimated aggregate offering expenses of $60,000.

	September 30, 2013
	Actual	Actual(1)	As Adjusted to reflect proceeds from the at-the market offering(2)	As Adjusted to reflect proceeds from the at-the market offering (1)(2)	As Adjusted to reflect proceeds from the at-the market offering and this offering (2)(3)	As Adjusted to reflect proceeds from the at-the market offering and this offering (1)(2)(3)
	(Cdn$)	(US$)	(Cdn$)	(US$)	(Cdn$)	(US$)

Debt:
Current Liabilities	$1,658,076	$1,609,329	$1,658,076	$1,609,329	$1,658,076	$1,609,329
Finance Lease Obligations	690,897	670,585	690,897	670,585	690,897	670,585
Reclamation Provision	323,140	313,640	323,140	313,640	323,140	313,640
Deferred Tax Liability	$2,541,677	$2,466,952	$2,541,677	$2,466,952	$2,541,677	$2,466,952

Shareholder Equity:
Common Shares 27,444,334 shares issued and outstanding actual; and 29,985,043 and 32,051,158, respectively, shares issued and outstanding pro forma	$42,687,838	$41,432,816	$48,297,170	$46,877,234	$53,026,202	$51,467,232
Equity Reserve	10,226,222	9,925,571	10,226,222	9,925,571	10,226,222	9,925,571
Treasury Shares	(101,869)	(98,874)	(101,869)	(98,874)	(101,869)	(98,874)
Accumulated Other Comprehensive Loss	(261,590)	(253,899)	(261,590)	(253,899)	(261,590)	(253,899)
Accumulated deficit	(26,915,594)	(26,124,276)	(26,915,594)	(26,124,276)	(26,915,594)	(26,124,276)
Total shareholder’s equity	$25,635,007	$24,881,338	$31,244,339	$30,325,756	$35,973,371	$34,915,754

(1)	The translation of Canadian dollars into U.S. dollars are based on the exchange rate on September 30, 2013 which was Cdn$1.030 to US$1.00.
(2)	Reflects the sale of 2,540,709 common shares in an at-the-marketing offering during the month of February 2014 raising estimated net proceeds of $5,444,418.
(3)
Assumes 2,066,115 common shares are sold at a price of $2.42 per share for aggregate gross proceeds of $4,999,998 less commissions of $350,000 and estimated aggregate offering expenses of $60,000.  It also assumes that no Warrants have been exercised.

USE OF PROCEEDS

Assuming gross proceeds from the sale of 2,066,115 of units consisting of our common shares and warrants and expenses associated with the offering of sales commissions of $350,000 and other expenses of the offering of $60,000, our estimated net proceeds from the offering will be approximately $4,590,000. Based on our budget for the 2014 year, we intend to use any net proceeds from the sale of units of common shares and warrants under this prospectus supplement for advancing the development of the Avino mine and its operations and production including mill improvements, mining and transportation equipment, buildings and construction and working capital.

 Although we intend to use the net proceeds of this offering for the foregoing purposes, the planned expenditures may change significantly.  As a result, our management will have broad discretion in the allocation of any net proceeds.  Pending use of any net proceeds, we may invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our units of which common shares are part of in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the pro forma net tangible book value per common share immediately after this offering. Our pro forma net tangible book value as of September 30, 2013, after giving effect to the net proceeds from the at-the-market offering, was $30,325,756, or $1.01 per common share.  Pro forma net tangible book value per share as of September 30, 2013 is equal to our total tangible assets, after giving effect to the net proceeds from the at-the-market offering, minus total liabilities, divided by the pro forma number of common shares outstanding as of September 30, 2013.

After giving effect to the net proceeds from the at-the-market offering and the sale of our common shares in the aggregate amount of $4,999,998 in this offering at an offering price of $2.42 per share and after deducting estimated offering commissions and expenses payable by us, our as adjusted pro forma net tangible book value would have been approximately $34,915,754 or approximately $1.09 per common share, as of September 30, 2013.  This represents an immediate increase in net tangible book value of approximately $0.08 per share to existing shareholders and an immediate dilution of approximately $1.33 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Offering price per share		$2.42

Pro forma net tangible book value per share as of September 30, 2013	$1.01
Increase in pro forma net tangible book value per share attributable to this offering	0.08

As adjusted pro forma net tangible book value per share after this offering		1.09
Dilution per share to new investors purchasing shares in this offering		$1.33

The table above assumes for illustrative purposes that an aggregate of 2,066,115 common shares are sold at a price of $2.42 per common share for aggregate gross proceeds of $4,999,998 less commissions of $350,000 and expenses of $60,000. This information is supplied for illustrative purposes only.

The information above is based on 29,985,043 pro forma common shares outstanding as of September 30, 2013, after giving effect to the at-the-market offering, and does not include the following as of February 20, 2014:

•	2,504,857 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $1.16 per share; and

•	510,907 common shares available for future grant or issuance pursuant to our stock plans.

MARKET FOR OUR COMMON SHARES

Our common shares qualified for listing on the NYSE MKT on August 2, 2011 under the symbol ASM. Prior to August 2, 2011, our common shares were quoted on the OTC Bulletin Board. Our common shares are also listed on the TSX Venture Exchange. The following sets forth the high and low prices expressed in U.S. Dollars on the NYSE MKT and in Canadian Dollars on the TSX-V for the past full six months and through February 20, 2014 and for each quarter for the past fiscal year.

	NYSE-MKT		TSX-V
	(United States Dollars)		(Canadian Dollars)
Last Six Months	High	Low	High	Low
February 2014 (through February 20)	$2.76	$1.80	$3.00	$1.94
January 2014	1.68	1.15	1.89	1.24
December 2013	1.25	1.06	1.34	1.11
November 2013	1.45	1.01	1.40	1.07
October 2013	1.27	0.85	1.31	1.01
September 2013	1.60	1.17	1.68	1.20
August 2013	$1.59	$0.88	$1.65	$0.93

For the Quarter Ended
December 31, 2013	$1.45	$0.85	$1.40	$1.01
September 30, 2013	1.60	0.73	1.68	0.78
June 30, 2013	1.49	0.71	1.51	0.75
March 31, 2013	$1.95	$1.33	$1.90	$1.37

EXCHANGE RATES

Our financial statements incorporated by reference herein are set forth in Canadian dollars.

The following table sets forth the high and low exchange rate for the past six months based on the noon buying rate in New York City for cable transfers in Canadian Dollars as certified for customs purposes by the Federal Reserve Bank of New York (Canadian dollar = US$1.00). As of February 20, 2014, the exchange rate was CDN$1.1104 for each US$1.00.

Month	High	Low
January 2014	$1.118	$1.064
December 2013	1.070	1.058
November 2013	1.04	1.065
October 2013	1.027	1.050
September 2013	1.020	1.056
August 2013	$1.028	$1.057

DESCRIPTION OF SECURITIES

In this offering, we are offering up to 2,066,115 units, consisting of our common shares and warrants to purchase 1,033,058 common shares.  Each unit consists of one common share and a warrant to purchase one-half common share an exercise price of $2.87 per share. This prospectus supplement also relates to the offering of 1,033,058 of common shares issuable upon exercise, if any, of the Warrants.

Common Shares

A description of the common shares we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock,” starting on page 7 of the accompanying base prospectus. As of February 20, 2014, we had 30,157,643 common shares outstanding.

Warrants

The Warrants offered in this offering will be issued in certificated form pursuant to a subscription agreement between each of the purchasers and us. You should review a copy of the form of subscription agreement, and the form of Warrant, which have been filed as exhibits to a Current Report on Form 6-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the Warrants. The following is a brief summary of the Warrants and is subject in all respects to the provisions contained in the Warrants.

Exercisability

Holders may exercise the Warrants beginning on the date of original issuance and at any time up to the date that is three years after such date of issuance, subject to earlier termination if the VWAP of our common shares exceeds $6.85 per share for 20 consecutive trading days.  The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise.

Exercise Price

The exercise price per common share purchasable upon exercise of the Warrants is $2.87 per common share being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the subscription agreement, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Exchange Listing

We do not plan on making an application to list the Warrants on the NYSE MKT or on any other national securities exchange or nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common shares the holders of the Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Warrants.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement with Noble Financial Capital Markets pursuant to which such party is acting as our exclusive placement agent and has agreed to use commercially reasonable efforts to arrange for the sale to selected institutional and other qualified purchasers of up to 2,066,115 units consisting of common shares and warrants we are offering by this prospectus supplement. The placement agent has no obligation to buy any of our securities from us, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of our securities.

We have entered into subscription agreements directly with each of the purchasers in connection with this offering. Under the terms of the placement agent agreement and the subscription agreement, we make certain representations, warranties and covenants, including representations, warranties and covenants relating to the absence of a stop order suspending the effectiveness of the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, the absence of any material adverse change in our business, compliance with state securities laws and the receipt of customary opinions, comfort letters and certificates from our independent registered public accounting firm and us.  Our obligation to issue and sell units to investors is subject to the conditions set forth in the subscription agreements, which may be waived by us in our discretion.  An investor’s obligation to purchase units is subject to conditions set forth in the subscription agreements.

We currently anticipate that the closing of the sale of the units will occur on or about February 25, 2014. On such closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price of the securities being sold by us on such closing date;

•	we will deliver common shares being sold on such closing date in book-entry form (unless the investor requests a physical stock certificate);

•	we will deliver certificates representing the Warrants being sold in the offering; and

•	we will pay Noble Financial Capital Markets a placement agent fee in accordance with the terms of the placement agency agreement.

We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds of the offering. As a result, assuming all of the securities offered pursuant to this prospectus supplement are issued and sold by us, we will pay the placement agent a cash fee equal to $350,000. In no event will the maximum commission or discount to be received by any Financial Industry Regulatory Authority, Inc. (FINRA) member or independent broker-dealer exceed 7% for the sale of the securities registered herein. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agency fees, will be approximately $60,000, which include legal and printing costs, and various other fees incurred by us.

	Per unit	Total offering
Noble Financial Capital Markets	$0.18	$350,000

There is no minimum unit or dollar offering amount required as a condition to closing in this offering and there can be no assurance that any or all of the units being offered hereby will be sold. Accordingly, we may sell substantially fewer than 2,066,115 units, in which case our net proceeds would be substantially reduced and the total fee payable to the placement agent may be substantially less than the maximum total set forth above.  We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, arising from the placement agent’s engagement as exclusive placement agent in connection with this offering and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.  The placement agent, and its affiliates, have and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

Our common shares are listed on the NYSE MKT and on the TSX Venture Exchange under the symbol “ASM”.  The transfer agent and registrar for our common shares is Computershare, 510 Burrard Street, 3rd Floor, Vancouver, British Colombia, V6C 3B9, Canada.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the subscription agreement. Copies of the placement agency agreement and the form of subscription agreement will be included as exhibits to our Current Report on Form 6-K that will be filed with the SEC and incorporated by reference into the registration statement on Form F-3 (SEC File No. 333-193471) of which this prospectus supplement forms a part. See “Where You Can Additional Information” on page S-16.

Subject to the terms and conditions contained in the placement agency agreement, we have agreed to indemnify the placement agent against certain liabilities relating to this offering, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the fees of Noble Financial Capital Markets and Noble Financial Capital Markets’ reimbursable expenses will be approximately $35,000.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Salley Bowes Harwardt Law Corp., Vancouver, British Columbia, Canada and Weintraub Tobin Chediak Coleman Grodin Law Corporation, San Francisco, California with respect to matters of United States law.  Noble Financial Capital Markets is being represented in connection with this offering by Greenberg Traurig, P.A., Boca Raton, Florida.

EXPERTS

The consolidated financial statements of Avino Silver & Gold Mines Ltd. appearing in the Avino Silver & Gold Mines Ltd. Annual Report on Form 20-F as filed with the SEC on May 14, 2013, as amended on November 19, 2013, have been audited by Manning Elliot LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;
•	Our Registration Statement of common share purchase rights pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;
•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on May 14, 2013;
•	Amendment No. 1 to Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on November 19, 2013;
•	Exhibit 99.2 to our Form 6-K for May 2013 filed with the SEC on May 30, 2013 containing our Information Circular and Statement of Executive Compensation;
•
Exhibits 99.1 and 99.2 to our Form 6-K for March  2013 filed with the SEC on June 4, 2013, containing our Condensed Consolidated Interim Financial Statements for the three months ended March 31, 2013 and 2012 and Management Discussion and Analysis;

•	Exhibit 99.1 to our Form 6-K for July 2013 filed with the SEC on July 5, 2013 announcing the results of Annual General Meeting;
•
Exhibits 99.1 and 99.2 to our Form 6-K for June 2013 filed with the SEC on September 3, 2013, containing our Condensed Consolidated Interim Financial Statements for the six months ended June 30, 2013 and 2012 and Management Discussion and Analysis;

•
Exhibits 99.1 and 99.2 to our Form 6-K for September 2013 filed with the SEC on December 2, 2013, containing our Condensed Consolidated Interim Financial Statements for the nine months ended September 30, 2013 and 2012 and Management Discussion and Analysis;

•
Exhibit 99.1 to our Form 6-K for December 2013 filed with the SEC on December 10, 2013 announcing the November 2013 production results from the San Gonzalo mine and Avino mine surface stockpile operations;

•	Exhibit 99.1 to our Form 6-K for January 2014 filed with the SEC on January 20, 2014 announcing 2013 production results from the Avino property;
•	Exhibit 99.1 to our Form 6-K for February 2014 filed with the SEC on February 4, 2014 announcing January 2014 production results; and
•	Our Form 6-K for February 2014 filing certain exhibits related to this offering.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Each person, including any beneficial owner to whom this prospectus is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Dorothy Chin, Corporate Secretary
Avino Silver & Gold Mines Ltd.
570 Granville Street, Suite 900
Vancouver, British Columbia
V6C 3P1 Canada
Tel: +1-604 682-3701
Fax: +1-604 682-3600

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.  We also maintain a website at www.avino.com, through which you can access our SEC filings.  The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

PROSPECTUS

$13,500,000
Common Shares
Warrants
Units
Debt Securities
Common Share Purchase Rights

From time to time, we may offer up to $13,500,000 of our common shares (and associated common share purchase rights), warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities in one or more transactions.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus (which may include, but is not limited to, an at-the-market sales agreement prospectus).  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus.  You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common shares (and associated common share purchase rights) are listed on the NYSE MKT under the symbol “ASM”.  Our common shares are also listed on the TSX Venture Exchange under the symbol “ASM”.  We have registered $13,500,000 of our securities.  As of January 17, 2014, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $34,593,000, based on 27,488,834 common shares outstanding, of which 26,816,032 common shares were held by non-affiliates, and a per share price of $1.29 based on the closing sale price of our common shares on January 6, 2014.  We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.  We will state on the cover of each prospectus supplement the amount of our public float, the amount of securities being offered, and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 28, 2014.

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATE OF MEASURED AND INDICATED MINERAL RESOURCES	1

ABOUT THIS PROSPECTUS	2

ABOUT AVINO SILVER & GOLD MINE LTD.	3

WHERE YOU CAN FIND ADDITIONAL INFORMATION	3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	4

RISK FACTORS	5

OFFER STATISTICS AND EXPECTED TIMETABLE	5

CAPITALIZATION	5

PRICE RANGE OF OUR SHARES	6

DESCRIPTION OF SECURITIES WE MAY OFFER	6

DESCRIPTION OF CAPITAL SHARES	7

DESCRIPTION OF WARRANTS	11

DESCRIPTION OF DEBT SECURITIES	14

DESCRIPTION OF UNITS	16

USE OF PROCEEDS	17

PLAN OF DISTRIBUTION	17

MATERIAL CHANGES	19

LEGAL MATTERS	20

EXPERTS	20

ENFORCEABILITY OF CIVIL LIABILITIES	20

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”).  These statements relate to future events concerning our business and to our future revenues, operating results, and financial condition.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.  Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks.  There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements.  These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the year ended December 31, 2012, as well as in our other reports filed from time to time with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus.  You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATE OF MEASURED AND INDICATED MINERAL RESOURCES

In Canada, an issuer is required to provide technical information with respect to mineralization, including reserves and resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the SEC applicable to registration statements and reports filed by United States companies pursuant to the Securities Act, or the Exchange Act.  As such, information contained in this registration statement concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC.  In particular, this registration statement and the annual report on Form 20-F incorporated herein includes the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”.  Investors are advised that these terms are defined in and required to be disclosed under Canadian rules by National Instrument 43-101 (“NI 43-101”).  U.S. Investors are cautioned not to assume that any part of the mineral deposits in these categories will ever be converted into reserves.  However, these terms are not defined terms under SEC Industry Guide 7 and are not permitted to be used in reports and registration statements filed with the SEC by U.S. domestic issuers.  In addition, NI 43-101 permits disclosure of “contained ounces” of mineralization.  In contrast, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7, as interpreted by the staff of the SEC, mineralization may not be classified as a “reserve” for United States reporting purposes unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.  Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards.

United States investors are cautioned not to assume that any part or all of the mineral deposits identified as an “indicated mineral resource,” “measured mineral resource” or “inferred mineral resource” will ever be converted to reserves as defined in NI 43-101 or SEC Industry Guide 7.  Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, or economic studies.  U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the SEC using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer our common shares, various series of warrants to purchase common shares, common shares or warrants either individually or in units, or securities such as debt securities, that may be convertible into our common shares, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $13,500,000.00.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities.  This prospectus, together with applicable prospectus supplement, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution.  If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date.  We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.  You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Avino” or the “Company,” refer to Avino Silver & Gold Mines Ltd.”.

ABOUT AVINO SILVER & GOLD MINE LTD.

We were incorporated by Memorandum of Association under the laws of the Province of British Columbia, Canada on May 15, 1968, and on August 22, 1969, by virtue of an amalgamation with Ace Mining Company Ltd., became a public company whose common shares are registered under the Exchange Act and changed our name to Avino Mines & Resources Limited.  On April 12, 1995, we changed our corporate name to International Avino Mines Ltd. and effected a reverse stock split of one common share for every five common shares outstanding.  On August 29, 1997, we changed our corporate name to Avino Silver & Gold Mines Ltd. to better reflect our business of exploring for and mining silver and gold.  Our principal executive office is located at Suite 900, 570 Granville Street, Vancouver, British Columbia V6C 3P1, Canada.  Our telephone number is (604) 682-3701.  Our website is located at www.avino.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

Avino is an experienced, Vancouver based mining and exploration firm and is currently in the production stage.   Our mission is to create shareholder value through profitable growth at the Avino property near Durango, Mexico.  We are committed to managing all business activities in an environmentally responsible and cost-effective manner, while contributing to the well-being of the community in which we operate.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities covered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file certain reports and other information with the SEC.  Such reports and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.avino.com.  You may access our Annual Report on Form 20-F filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as certain filings made with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;
•	Our Registration Statement of common share purchase rights pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;
•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on May 14, 2013;
•	Amendment No. 1 to Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on November 19, 2013;
•	Exhibit 99.2 to our Form 6-K for May 2013 filed with the SEC on May 30, 2013 containing our Information Circular and Statement of Executive Compensation;
•
Exhibits 99.1 and 99.2 to our Form 6-K for March  2013 filed with the SEC on June 4, 2013, containing our Condensed Consolidated Interim Financial Statements for the three months ended March 31, 2013 and 2012 and Management Discussion and Analysis;

•	Exhibit 99.1 to our Form 6-K for July 2013 filed with the SEC on July 5, 2013 announcing the results of the Annual General Meeting;
•
Exhibits 99.1 and 99.2 to our Form 6-K for June 2013 filed with the SEC on September 3, 2013, containing our Condensed Consolidated Interim Financial Statements for the six months ended June 30, 2013 and 2012 and Management Discussion and Analysis;

•
Exhibits 99.1 and 99.2 to our Form 6-K for September 2013 filed with the SEC on December 2, 2013, containing our Condensed Consolidated Interim Financial Statements for the nine months ended September 30, 2013 and 2012 and Management Discussion and Analysis;

•
Exhibit 99.1 to our Form 6-K for December 2013 filed with the SEC on December 10, 2013 announcing the November 2013 production results from the San Gonzalo mine and Avino mine surface stockpile operations.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), and 15(d) of the Exchange Act and incorporated herein after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be part hereof from the date of filing of such reports and other documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Requests for such copies should be directed to our Corporate Secretary, Dorothy Chin, at Suite 900, 570 Granville Street, Vancouver, British Columbia V6C 3P1, Canada.

RISK FACTORS

Investing in our securities involves significant risks.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein.  Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.  Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

In addition to the foregoing risks, if we issue debt securities pursuant to a trust indenture, we do not intend to register the trust indenture under the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), pursuant to an exemption.  Accordingly, holders of our debt securities, if any, may not receive the same protection that they would otherwise receive if the trust indenture was registered under the Trust Indenture Act including the appointment of a suitable independent and qualified trustee to act for the benefit of the holders of the debt securities and certain substantive provisions for the trust indenture including debt holders’ lists, reports, and duties and responsibilities of the trustee that would be entered into by the trustee and us.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $13,500,000.  The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see "Plan of Distribution" below).

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2013. This table should be read in conjunction with our audited consolidated financial statements as at and for the years ended December 31, 2012 and 2011, and our unaudited interim consolidated financial statements as at and for the nine months ended September 30, 2013, which are incorporated by reference in this prospectus.

As at September 30, 2013

Current Liabilities	$1,658,076
Finance Lease Obligations	$690,897
Reclamation Provision	$323,140
Deferred Tax Liability	$2,541,677

Shareholder Equity

Authorized Capital

Common Shares, 27,444,334 shares issued and outstanding	$42,687,838
Equity Reserve	$10,226,222
Treasury Shares	$(101,869)
Accumulated Other Comprehensive Loss	$(261,590)
Accumulated deficit	$(26,915,594)
Total shareholder’s equity	$25,635,007
Total Capitalization	$30,848,797

PRICE RANGE OF OUR SHARES

The following sets forth the high and low prices expressed in U.S. Dollars on the NYSE-MKT and Canadian Dollars on the TSX-V for the Company’s common shares for the past two months.

	NYSE-MKT (United States Dollars)		TSX-V (Canadian Dollars)
Last Two Months	High	Low	High	Low
December 2013	1.25	1.06	1.34	1.11
November 2013	1.45	1.01	1.40	1.07

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our common shares, warrants to purchase common shares, either individually or in units, and debt securities or other securities that may be converted into our common shares in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering.  This prospectus provides you with a general description of the securities we may offer.  See “Description of Capital Share”, “Description of Warrants”, “Description of Units” and “Description of Debt Securities” below.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion or sinking fund terms, if any;
•	voting or other rights, if any;
•	conversion prices, if any; and
•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL SHARES

The description below of our capital shares and common share purchase rights are summaries and are qualified in their entirety by reference to our Articles of Incorporation (“Articles”) and our Shareholder Rights Plan Agreement (“Rights Plan”).  For a complete description, you should refer to our Articles and Rights Plan, copies of which are on file with the SEC.

Our Articles authorizes the issuance of an unlimited number of common shares, without par value.

Common Shares

Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders, except matters that relate only to one or more of the series of preferred share, and each holder does not have cumulative voting rights.  Accordingly, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.  In the event of our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding preferred shares.

Holders of common shares have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common share.  All outstanding common shares are, and the common shares offered by us in this offering, when issued and paid for, will be fully paid and nonassessable.  The rights, preferences and privileges of the common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred share which we may designate in the future.

Description of Shareholder Rights Plan

Grant of Rights

We have adopted a Rights Plan which became effective when it was approved and adopted by the board of directors on April 22, 2013 (the “Effective Date”), and subsequently ratified by our shareholders “Shareholders”) on June 27, 2013.  The Rights Plan was designed to provide Shareholders with adequate time to properly assess the merits of a take-over bid without undue pressure.  One of the purposes of the Rights Plan is to permit competing take-over bids to emerge prior to the expiration of a take-over bid.  The Rights Plan is designed to give our board of directors time to consider alternatives in maximizing for Shareholders the full and fair value for their common shares.  The Rights Plan was designed to discourage discriminatory or unfair take-over bids for us and gives the board of director time, if appropriate, to pursue alternatives to maximize value to the Shareholders, in the event of an unsolicited take-over bid to acquire control of us. The Rights Plan will encourage an offeror to proceed by way of a Permitted Bid (as defined below), or to approach the board of directors with a view to negotiation, by creating the potential for substantial dilution of the offeror’s position.  The Permitted Bid provisions of the Rights Plan are designed to ensure that, in any take-over bid, all Shareholders are treated equally, receive the maximum value for their investment, and are given adequate time to properly assess the take-over bid on a fully informed basis.

The terms of the Rights Plan are set out therein. The following is a summary of the principal terms of the Rights Plan which is qualified in its entirety by reference to the entire text of the Shareholder Rights Plan Agreement which has been previously filed with the SEC. In order to implement the Rights Plan, our board of directors authorized the issuance of one Right to acquire additional common shares pursuant to the formula set forth in the Rights Plan in respect of each common share outstanding as of 12:01 a.m. (Vancouver local time) on the Effective Date. New certificates for common shares issued after the Effective Date will contain a notation incorporating the Rights Plan by reference. Each Right will become exercisable to purchase one common share at a purchase price of CDN $30.00 (such purchase price, as may be adjusted, being the “Purchase Price”).

Until the Separation Time (as defined below):

•	the Rights will not be exercisable;
•	the Rights will be evidenced by the certificates for common shares and not by separate rights certificates; and
•	the Rights will be transferable by, and only in connection with, the transfer of common shares.

Separation Time; Beneficial Ownership

As noted above, the Rights are not exercisable until the Separation Time.  As of and after the Separation Time, the Rights will separate from the common shares.

The “Separation Time” is the earliest of:

•
The day of a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 20% or more of the outstanding voting shares then outstanding (or, in the case of a person that had beneficial ownership of 20% or more of the outstanding common shares on the date the Rights Plan was executed, by obtaining additional beneficial ownership of more than 1% of the voting shares outstanding at the Record Date) other than as a result of repurchases of common shares by us and certain other limited circumstances; and

•
The date of the commencement of or first public announcement of any person (other than us or our any subsidiary) to commence a tender or exchange offer if upon consummation thereof, such person would become an Acquiring Person, unless such bid is a Permitted Bid (as defined therein) or a Competing Permitted Bid (as defined therein).

Upon such acquisition or announcement of a take-over bid (defined in the Rights Plan as a “Flip-in Event”), each holder of a Right (except the Acquiring Person) will thereafter have the right to receive, upon exercise of the Rights, common shares (or, in certain circumstances, other securities, cash, or other assets of ours) having a Market Price (as immediately defined below) equal to two times the Purchase Price.  Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Plan Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void.

The “Market Price” of the common shares will be equal to the average twenty (20) trading day closing price of the common shares preceding the date of the Flip-in Event.  The reporting of earnings per share on a fully diluted or non-diluted basis will be affected by the exercise of the Rights.  Holders of Rights who do not exercise their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

Permitted Bids

Under the Rights Plan, to qualify as a Permitted Bid, a take-over bid must be made by means of a take-over bid circular delivered to all holders of common shares.  The take-over bid must expressly state that common shares issued on the exercise of any warrants, stock options, or other securities convertible into common shares after the bid is made will be eligible for tender under the bid.  The take-over bid must be open for acceptance for at least sixty (60) days after the bid is made, and the bid must require that only if more than fifty (50%) percent of the outstanding common shares held by independent Shareholders are deposited or tendered pursuant to the bid and not withdrawn, the bidder may take up and pay for such shares.  However, public notice of this fact must be given, and the bid must then be extended for a further period of at least ten (10) business days from the date of such notice, so that other minority Shareholders may have an opportunity to tender their common shares.  Also, to qualify as a Permitted Bid, the bid must permit withdrawal of deposited common shares at any time.

These requirements enable each Shareholder to decide to tender their shares based solely upon the merits of the bid.  A Shareholder need not be influenced by the likelihood that a bid will succeed.  If more than fifty (50%) percent of the outstanding common shares have been tendered to a bid, a Shareholder who has not already tendered his or her shares to that bid or to a competing bid will have an additional (10) business days to decide whether or not to tender his or her shares to the original bid or the competing bid.

Expiration of Rights

The Rights will expire on the earliest of (a) the time at which the Rights are redeemed (as described below), (b) the time at which the Rights are exchanged in full (as described below), or (c) April 22, 2021.

Change of Exercise of Rights Following Certain Events

Exchange Event. At any time on or after any person has become an Acquiring Person, the board of directors may, without seeking approval of the holders of the common shares or Rights, exchange the Rights (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) either (i) in return for the Purchase Price and rights, cash equity or other securities or other property or assets having a value equal to twice the Purchase Price, or (ii) in return for the Right and without further charge, subject to any amounts that may be required to be paid under applicable law, cash equity or other securities or other property or assets having a value equal to the Purchase Price.

Termination of Rights.  At any time on or after any person has become an Acquiring Person, the board of directors may, at their sole discretion, (a) interpret the provisions of the Rights Plan, and (b) make all determinations deemed necessary or advisable for the administration of the Rights Plan (including a determination to terminate or redeem or not to terminate or redeem the Rights or to terminate or amend the Rights Plan), and such interpretations or determinations by the directors shall be final, conclusive and binding on us, the Rights Agent, the holders of Rights and all other parties and shall not subject the directors to any liability to the holders of Rights.

Redemption

At any time prior to the Flip-In Event, the board of directors may direct us to redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (payable in cash, common shares, or other consideration deemed appropriate by the board of directors).  Immediately upon the action of the board of directors directing us to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

Amendment

Prior to the Separation Time, the board of directors may amend the Rights Plan in any respect.  After such time, a shareholder vote may be required to approve such amendment.

Antidilution

The Rights Plan includes antidilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.

Articles Anti-Takeover Provisions

Issuance of Shares

Our Articles authorizes us to issue an unlimited number of common shares.  Shareholder approval is not necessary to issue our common shares.  Issuance of these common shares could have the effect of making it more difficult and more expensive for a person or group to acquire control of us, and could effectively be used as an anti-takeover device.

In addition, the Articles permit the board of directors to: (1) create one or more classes or series of shares, or if none of the shares of a class or series of shares are issued, eliminate that class or series of shares, (2) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue, (3) subdivide all or any unissued or fully paid issued shares by way of a stock dividend, (4) change any of its unissued or fully paid issued shares without par value into shares with par value, (5) alter the identifying names of any of its shares, or (6) otherwise alter its shares or authorized share capital when required or permitted to do so by the British Columbia Business Corporations Act (the “BCBCA”).  Any of these powers could be used to make it more difficult for a third party to acquire the company, or to discourage a third party from acquiring the Company.

Size of Board of Directors and Removal of Directors

Our Articles provide that:

•	the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, but must consist of not less than three directors; and
•	vacancies on our board of directors, however the vacancy occurs, may be filled by a majority of directors then in office, even though less than a quorum.

As permitted under the BCBCA and the Articles, the board of directors may also be enlarged by the appointment of additional directors only by the then current board of directors, and is limited to up to one-third of the number of directors previously elected or appointed by the shareholders.

The limitations on the removal and appointment of directors and the filling of casual vacancies, could have the effect of making it more difficult for a third party to acquire the Company, or of discouraging a third party from acquiring the company.

Calling of Special Meetings of Shareholders

Our Articles provide that special shareholder meetings for any purpose may generally only be called by our board of directors.  However, the BCBCA does contain provisions for shareholders holding at least 5% of the total issued and outstanding shares to requisition shareholder meetings.  Upon receiving a shareholder requisition stating in 1,000 words or less the business to be transacted, the directors must send notice of a general meeting to be held within four months from the date the requisition was received to transact the business stated in the requisition.  If the directors do not send the notice of meeting within 21 days after the date the requisition was received, then the requisitioning shareholders may send notice of the general meeting to be held to transact the business stated in the requisition.  These provisions could have the effect of delaying or discouraging stockholder actions that are favored by a majority of our outstanding voting stock.

Advance Notice Requirements for Director Nominations

Our Articles establish an advance notice procedure for shareholder proposed nominations of candidates for election to the board of directors.  Shareholders at an annual meeting may only consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the shareholder’s intention to nominate any person before the meeting.  These provisions could have the effect of delaying until the next shareholder meeting shareholder actions that are favored by the holders of a majority of our outstanding voting stock.

Listing

Our common shares are listed on NYSE MKT and TSX Venture Exchange under the symbol “ASM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common share is Computershare, 3rd Floor, 510 Burrard Street, Vancouver, British Colombia V6C 3B9.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common shares.  We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities.  We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent.  The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue.  The summary is not complete.  When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.  See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent.  We may add, replace, or terminate warrant agents from time to time.  We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement.  Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form.  Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security.  Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.  In addition, we may issue warrants in non-global form, i.e., bearer form.  If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common share will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material.  After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into common shares. In no case shall the amount of the debt securities exceed $10,000,000 in the aggregate. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities.  We may also issue a series of debt securities under a separate indenture agreement to be entered into between us and an indenture agent.  Such indenture agreement, if any, will not be qualified with the SEC pursuant to an exemption.  The indenture agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the debt securities that we may issue.  The summary is not complete.  When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.  See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including but not limited to the following:

•	the title of the debt securities;

•	the total amount of the debt securities;

•	the amount or amounts of the debt securities will be issued and interest rate;

•	the conversion price at which the debt securities may be converted;

•	the date on which the right to exercise the debt securities will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum amount of debt securities that may be exercise at any one time;

•	if applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

•	if applicable, a discussion of material United States federal income tax consideration;

•	if applicable, the terms of the payoff of the debt securities;

•	the identity of the indenture agent, if any;

•	the procedures and conditions relating to the exercise of the debt securities; and

•	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Debt Securities

We may issue the debt securities in one or more series under one or more agreements, which may include a trust indenture to be entered into between us and a bank, trust company, or other financial institution as indenture agent, if any.

In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture.  However, if a trust indenture is requested by a placement agent, underwriter or broker-dealer as a condition of the financing, we will provide and enter into a trust indenture.  If a trust indenture is entered into, we do not intend to register the trust indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”) pursuant to an exemption.  Under Section 304(a)(9) of the Trust Indenture Act, the Trust Indenture Act does not apply to any security which is to be issued under an indenture which limits the aggregate principal amount of securities at any time outstanding thereunder to $10,000,000.  We do not intend to issue debt securities, if any, pursuant to a trust indenture that will exceed $10,000,000.  If a trust indenture is entered into, we will file the trust indenture as an exhibit on Form 6-K before making any offer of debt securities.

The indenture agent under an indenture agreement, if any, will act solely as our agent in connection with the debt securities issued under that agreement.  Any holder of debt securities may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those debt securities in accordance with their terms.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form.   Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security.  Those investors who own beneficial interests in a global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.  In addition, we may issue warrants in non-global form, i.e., bearer form.  If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

Conversion of Debt Securities

A debt security may entitle the holder to purchase for in exchange for the extinguishment of debt an amount of securities at an exercise price that will be stated in the debt security.  Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security.  After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material.  Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise.  If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.
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DESCRIPTION OF UNITS

We may issue units composed of any combination of our common share, warrants and debt securities.  We will issue each unit so that the holder of the unit is also the holder of each security included in the unit.  As a result, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer.  The summary is not complete.  When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units.  See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Share”, “Description of Warrants” and “Description of Debt Securities” above, will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities to fund our growth plans, for working capital, and for other general corporate purposes, including capital expenditures related to our growth. We may also use a portion of the net proceeds to acquire or invest in businesses whom, from time to time, we engage and explore the possibility of strategic partnering or investment.
PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NYSE MKT or TSX Venture Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.  Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.  That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable.  In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities.  If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent.  Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.  Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments.  Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.  The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.  This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others.  These persons may be deemed to be underwriters with respect to any resale of the securities.  To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities.  If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution.  Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities.  If any such activities will occur, they will be described in the applicable prospectus supplement.

            If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2012.

LEGAL MATTERS

The law firm of Salley Bowes Harwardt Law Corporation has acted as the Company’s counsel by providing an opinion on the validity of the Securities offered in this prospectus and applicable prospectus supplement and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents. Certain legal matters related to the Securities offered by this prospectus will be passed upon on the Company’s behalf by Salley Bowes Harwardt Law Corporation, with respect to matters of Canadian law, and Weintraub Tobin Chediak Coleman Grodin Law Corporation, San Francisco, with respect to matters of United States law.

EXPERTS

Manning Elliott LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 20-F for the year ended December 31, 2012, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Manning Elliott LLP’s report, given on their authority as experts in accounting and auditing.

Information relating to the Company’s mineral properties in this prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Tetra Tech Wardrop and this information has been included in reliance on such persons’ and companies’ expertise.

Tetra Tech Wardrop and any director, officer, employee or partner thereof, has not received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company.

ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.